Exhibit (i)


                                Arthur Andersen
                             101 Eisenhower Parkway
                             Roseland NJ 07068-1099


March 6, 1998


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington DC  20549

Dear Sirs:

We have read Item 4 included in Form 8-K dated March 6, 1998 of Vertex Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

s/ Arthur Andersen LLP


cc:      Ronald C. Byer, Vertex Industries, Inc.

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